UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest reported): September 27, 2005

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

          Delaware                   1-1200                 13-3696015
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation)                  File Number)         Identification No.)

                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry Into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On July 21, 2005, Euroweb International Corp. ("Euroweb") and Euroweb Hungary Rt. ("Euroweb Hungary"), a wholly-owned subsidiary of Euroweb (collectively, Euroweb Hungary and Euroweb are hereinafter referred to as the "Company"), entered into a Sale and Purchase Agreement (the "Agreement") with Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton")
(collectively, Marivaux and Graeton are hereinafter referred to as the "Sellers"), which are both registered under the laws of the Cyprus. Pursuant to the Agreement, the Company has agreed to acquire and, the Sellers have agreed to sell, 100% of the Seller's interest in Navigator Informatika Rt. ("Navigator"), a Hungarian company. In consideration for Marivaux's interest in Navigator, the Euroweb Hungary will pay Marivaux USD $8,500,000 of which USD $150,000 was paid upon signing of the Agreement and $8,350,000 shall be paid upon closing. In addition, at closing, Euroweb shall issue Graeton 441,566 shares of common stock of Euroweb (the "Shares"). Euroweb Hungary will utilize $6,000,000 (the "Funds") long term bank loan from Commerzbank Hungary ("Commerzbank") to finance the cash part of purchase price, while the remaining cash balance of the transaction $2,350,000 will be financed from existing cash on hand.

On September 27, 2005, Euroweb Hungary entered into a loan contract with Commerzbank pursuant to which Commerzbank has agreed to loan the Funds to Euroweb Hungary. Euroweb Hungary is required to draw down the loan on or prior to October 10, 2005. The interest rate in connection with the loan is BUBOR plus 2.5%. Euroweb Hungary is required to make scheduled payments in connection with the loan in varying amounts from $166,828 to $354,513 commencing March 31, 2006 through June 30, 2010.

As security for providing the Funds, Euroweb Hungary granted a security interest in all of its assets, the assignment of its revenue, the assignment of all future dividends payable by Navigator and the pledge of all of the securities of Euroweb Hungary and Navigator held by Euroweb. Further, in the event that Euroweb Hungary fails to satisfy its obligations under the loan agreement with Commerzbank, Commerzbank holds an option to acquire all of the securities of Navigator.

Upon closing of the loan, the Euroweb Hungary will have obligations of $6,000,000 issued to Commerzbank. The Loan will be a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

Item 9.01     Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.       Description

       10.1 Sale and Purchase Agreement by and between the Company and the Sellers dated July 21, 2005 (1)

       10.2             Registration Rights Agreement dated July 21, 2005 (1)

       10.3 Loan Agreement dated September 27, 2005 by and between Commerzbank Rt. and Euroweb International Corp.

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 26, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               EUROWEB INTERNATIONAL CORPORATION

                               By: /s/ CSABA TORO
                               ---------------------------
                               Name:  Csaba Toro
                               Title: Chief Executive Officer

Date:       October 3, 2005
            Budapest, Hungary